UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2026

NEPTUNE INSURANCE HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42878	33-4189588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
400 6th Street S, Suite 2
St. Petersburg, Florida 33701
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (727) 202-4815

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	NP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 30, 2026, the Board of Directors (the “Board”) of Neptune Insurance Holdings Inc. (the “Company”), acting by unanimous written consent, increased the size of the Board from six (6) to seven (7) directors and elected David Noble to fill the resulting vacancy, effective immediately. Mr. Noble will serve as a Class I director, with a term expiring at the Company’s 2029 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, disqualification or removal.
The Board has determined that Mr. Noble qualifies as an independent director under the applicable rules of the U.S. Securities and Exchange Commission and the New York Stock Exchange. The Board has not yet determined the committees of the Board, if any, to which Mr. Noble will be appointed.

In connection with Mr. Noble’s appointment as a non-employee member of the Board, and as compensation for his service on the Board, Mr. Noble will receive a grant of restricted stock units pursuant to the Company’s 2025 Equity Incentive Plan covering 28,704 shares of the Company’s Class A common stock (the “RSU Award”). The RSU Award will vest over three years, with one third of the RSU Award vesting on September 30, 2027 (the “Initial Vesting Date”) and the remaining two thirds vesting on a quarterly basis thereafter in equal installments on each three-month anniversary of the Initial Vesting Date, subject to Mr. Noble’s continuous service through each vesting date. Mr. Noble has also entered into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Mr. Noble and any other person pursuant to which he was selected as a director of the Company. There are no family relationships between Mr. Noble and any director or executive officer of the Company, and Mr. Noble has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure.

On September 30, 2026, the Company issued a press release announcing the election of Mr. Noble to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description
99.1 Press Release issued by Neptune Insurance Holdings Inc., dated September 30, 2026.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEPTUNE INSURANCE HOLDINGS INC.

Date: September 30 , 2026	By:	/s/ Trevor Burgess
Trevor Burgess
Chief Executive Officer
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